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For Immediate Release - Philly Metro

Contact:

Neal D. Colton
Cozen and O'Connor
1900 Market Street
Philadelphia, PA   19103
215-665-2060

        SUBMICRON SYSTEMS LIQUIDATING CHAPTER 11 PLAN IS CONFIRMED; ALL
                             SHARES TO BE CANCELLED


ALLENTOWN, PA MAY 4, 2000. SubMicron Systems Corporation (OTC Bulletin Board:
SUBM), which filed its voluntary Petition under Chapter 11 of the Federal Bankruptcy Code on September 1, 1999 and consummated the sale of substantially all of its assets pursuant to Bankruptcy Court Order in October 1999, has announced that its Liquidating Chapter 11 Plan was confirmed by the United States District Court for the District of Delaware on May 3, 2000. The Effective Date of the Plan is May 16, 2000 at which time all remaining assets will be transferred to a Plan Administrator to be designated by the Official Committee of Unsecured Creditors. As previously reported, in accordance with the Plan, all shares of SubMicron stock will be cancelled on the Effective Date.

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